NEWS RELEASE FOR IMMEDIATE RELEASE Media Contact: Breeanna Straessle 615.986.5886 media.relations@lpcorp.com Jean-Michel Ribiéras and Ty R. Silberhorn Appointed to LP Building Solutions Board of Directors NASHVILLE, Tenn. (Feb. 10, 2025) – LP Building Solutions (LP; NYSE: LPX), a leading manufacturer of high-performance building products, today announced the appointments of Jean-Michel Ribiéras and Ty R. Silberhorn to its Board of Directors, effective February 6, 2025. “We are honored to welcome Jean-Michel and Ty to our Board of Directors,” said LP Chair and Chief Executive Officer Brad Southern. “With Jean-Michel’s distinguished career in the paper and packaging industry and Ty’s track record of transformative leadership and innovation, their combined expertise will bring tremendous value to LP. Their extensive experience in global operations and strategic growth will be instrumental as we navigate the future and continue to create value for our shareholders.” Ribiéras was named Chair and Chief Executive Officer of Sylvamo, a global paper company operating across Europe, Latin America, and North America, following its spinoff from International Paper in 2021. With more than 35 years of experience in the manufacturing industry—including nearly three decades at International Paper, where he rose to the position of Senior Vice President of Global Paper—Ribiéras has developed extensive global expertise. He has led business operations across three continents and held key leadership positions, demonstrating a strong track record of strategic and operational success. In addition to his professional achievements, Ribiéras is an active leader in industry organizations. He serves on the boards of the American Forest & Paper Association and the U.S.-Brazil CEO Forum, and he previously contributed as a board member of the Brazil Pulp & Paper Association. Ribiéras earned an MBA in Marketing from the Barney School of Business at the University of Hartford and a Bachelor of Science in Business Management from École Supérieure des Dirigeants d'Entreprise in France. Silberhorn serves as Chief Executive Officer and a member of the Board of Directors at Apogee Enterprises, Inc. (Nasdaq: APOG), a leading provider of architectural building products and services and high-performance coated materials used in a variety of applications. Prior to this, Silberhorn spent over 20 years at 3M, where he held several senior leadership positions, including Senior Vice President of Transformation Technologies and Services, Division President of 3M Industrial Adhesives and Tapes, Division President of 3M Display Materials and Systems, and Division President of Consumer Health Care. In these capacities, he championed process and digital innovation to drive growth and productivity, establishing a strong record of operational excellence. Beyond his professional work, Silberhorn is an active board member for the University of Minnesota Foundation and Friends of the Saint Paul Public Library and serves on the Dean’s Advisory Council at Indiana University’s Kelley School of Business. He holds an MBA in Marketing and Operations Management from the Carlson School of Management at the University of Minnesota and a Bachelor of Science in Marketing from Indiana University.

About LP Building Solutions As a leader in high-performance building solutions, Louisiana-Pacific Corporation (LP Building Solutions, NYSE: LPX) manufactures engineered wood products that meet the demands of builders, remodelers and homeowners worldwide. LP’s extensive portfolio of innovative and dependable products includes Siding Solutions (LP® SmartSide® Trim & Siding, LP® SmartSide® ExpertFinish® Trim & Siding, LP BuilderSeries® Lap Siding and LP® Outdoor Building Solutions®), LP Structural Solutions (LP® TechShield® Radiant Barrier, LP WeatherLogic® Air & Water Barrier, LP Legacy® Premium Sub- Flooring, LP® FlameBlock® Fire-Rated Sheathing, LP NovaCore® Thermal Insulated Sheathing and LP® TopNotch® 350 Durable Sub-Flooring) and oriented strand board (OSB). In addition to product solutions, LP provides industry-leading customer service and warranties. Since its founding in 1972, LP has been Building a Better World™ by helping customers construct beautiful, durable homes while shareholders build lasting value. Headquartered in Nashville, Tennessee, LP operates 22 plants across the U.S., Canada, Chile and Brazil. For more information, visit LPCorp.com. ###